CAMCO FINANCIAL & SUBSIDIARIES
                               SALARY SAVINGS PLAN
                                 Cambridge, Ohio

                              FINANCIAL STATEMENTS
                           December 31, 2001 and 2000

                                 Cambridge, Ohio

                              FINANCIAL STATEMENTS
                           December 31, 2001 and 2000











                                    CONTENTS






REPORT OF INDEPENDENT AUDITORS .........................................    1


FINANCIAL STATEMENTS

     STATEMENTS OF NET ASSETS AVAILABLE FOR BENEFITS ...................    2

     STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS .........    3

     NOTES TO FINANCIAL STATEMENTS .....................................    4


SUPPLEMENTAL INFORMATION

     SCHEDULE H, LINE 4i - SCHEDULE OF ASSETS (HELD AT END OF YEAR).....    9

                         REPORT OF INDEPENDENT AUDITORS


Trustees
Camco Financial & Subsidiaries
  Salary Savings Plan
Cambridge, Ohio

We have audited the accompanying statements of net assets available for benefits of the Camco Financial & Subsidiaries Salary Savings Plan as of December 31, 2001 and 2000 and the related statement of changes in net assets available for benefits for the year ended December 31, 2001. These financial statements are the responsibility of the plan's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of the Plan as of December 31, 2001 and 2000, and the changes in net assets available for benefits for the year ended December 31, 2001 in conformity with accounting principles generally accepted in the United States of America.

Our audit was conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedule of assets (held at end of year) is presented for the purpose of additional analysis and is not a required part of the basic financial statements but is supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The supplemental schedule has been subjected to the auditing procedures applied in the audit of the financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.




                                             /s/Crowe, Chizek and Company LLP

Columbus, Ohio
February 13, 2002







                                                                             1.

                         CAMCO FINANCIAL & SUBSIDIARIES
                              SALARY SAVINGS PLAN

                 STATEMENTS OF NET ASSETS AVAILABLE FOR BENEFITS
                           December 31, 2001 and 2000

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                                                               2001               2000
                                                               ----               ----
ASSETS
Investments (Note 2)                                          $8,601,589        $7,732,598

Receivables
     Employee contribution                                        23,067                --
     Employer matching contribution                               12,034                --
     Employer profit sharing contribution                         72,209                --
                                                               ---------         ---------
                                                                 107,310                --
                                                               ---------         ---------

NET ASSETS AVAILABLE FOR BENEFITS                             $8,708,899        $7,732,598
                                                               =========         =========


































                See accompanying notes to financial statements.

                                                                             2.

                        CAMCO FINANCIAL & SUBSIDIARIES
                              SALARY SAVINGS PLAN

            STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS
                          Year ended December 31, 2001

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Additions to net assets attributed to
     Net appreciation in fair value of investments (Notes 2 and 4)                         $  149,844
     Other income                                                                               1,131
     Interest and dividends                                                                   256,130
                                                                                            ---------
                                                                                              407,105
     Contributions
         Employer                                                                             406,267
         Participant                                                                          507,846
         Rollovers                                                                             37,968
                                                                                            ---------
                                                                                              952,081
              Total additions                                                               1,359,186

Deductions from net assets attributed to
     Administrative expenses                                                                   36,483
     Benefits paid to participants                                                            346,402
                                                                                            ---------
              Total deductions                                                                382,885

Net increase                                                                                  976,301

Net assets available for benefits
     Beginning of year                                                                      7,732,598
                                                                                            ---------

     End of year                                                                           $8,708,899
                                                                                            =========













                See accompanying notes to financial statements.

                                                                             3.

                         CAMCO FINANCIAL & SUBSIDIARIES
                               SALARY SAVINGS PLAN
                          NOTES TO FINANCIAL STATEMENTS
                           December 31, 2001 and 2000

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NOTE 1 - DESCRIPTION OF PLAN

The following description of the Camco Financial & Subsidiaries Salary Savings Plan (the "Plan") provides only general information. Participants should refer to the Plan agreement for a more complete description of the Plan's provisions.

General: The Plan is a defined-contribution plan covering all full-time employees of Camco Financial & Subsidiaries and related subsidiaries, collectively referred to as the "Company." The Plan requires employees to complete one year of service (1,000 hours or more) to participate in the Plan. It is subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA).

Contributions: Each year, participants may contribute up to 15% of their pretax annual compensation to the Plan. Participants may also contribute amounts representing distributions from other qualified defined benefit or defined contribution plans. The Company makes a matching contribution equal to 100% of 401(k) deferrals made up to the first 3% of base compensation and 50% of 401(k) deferrals from 3.01% to 5% of base compensation. The Company may make an additional employer discretionary contribution. Contributions are subject to certain Internal Revenue Code ("IRC") limitations.

Investment Options: The Plan allows participants to direct the investment of their plan assets, including half of their employer discretionary and all of their employer matching contributions, among several different investment options offered by the Plan. The other half of the employer discretionary contribution is trustee directed and invested solely in Camco Financial Corporation common stock.

Participant Accounts: Each participant's account is credited with the participant's own contribution, and an allocation of (a) the Company's contributions and (b) investment income. Allocation of the Company's contributions and investment income is based upon participants' compensation and account balances, respectively. The benefit to which a participant is entitled is the benefit that can be provided from the participant's account.

Retirement, Death, and Disability: A participant is entitled to 100% of his or her account balance upon retirement (at normal retirement age), death, or disability.

Forfeited Accounts: Forfeitures of terminated participants' nonvested employer profit sharing accounts are reallocated to all eligible participants.

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                                   (Continued)

                                                                             4.

                         CAMCO FINANCIAL & SUBSIDIARIES
                               SALARY SAVINGS PLAN
                          NOTES TO FINANCIAL STATEMENTS
                           December 31, 2001 and 2000

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NOTE 1 - DESCRIPTION OF PLAN (Continued)

Vesting: Participants are immediately vested in their own 401(k) contributions, employer matching contributions made after December 31, 1997 and any Pension Plan rollovers, plus actual earnings thereon. Vesting in the remainder of their account is based on years of credited service. A participant is 100% vested after six years of credited service in accordance with the table below:

              Years of Service                                   % Vested

                     1                                               0
                     2                                              20
                     3                                              40
                     4                                              60
                     5                                              80
                     6                                             100

Payment of Benefits: Upon termination of service, a participant may elect to receive payment of their vested benefits, either as a lump-sum payment or as a series of installment payments.

Loan Provisions: The Plan provides that participants can borrow funds against their vested account balance. These loans are limited to the lesser of $50,000 or 50% of the participant's vested account balance. The loan must be repaid within five years, and the loan must bear interest at a reasonable rate.


NOTE 2 - SUMMARY OF ACCOUNTING POLICIES

The principles and policies that significantly affect the determination of net assets available for benefits and results of operations are summarized below.

Accounting Method: The accounting principles followed by the Plan conform to accounting principles generally accepted in the United States of America. The financial statements were prepared using the accrual method of accounting.

Income and Expense Recognition: Investment income includes dividends, interest, gains or losses realized on the sale of plan assets and unrealized gains and losses of assets held the entire plan year. Employer and employee contributions and expenses payable are recognized on the accrual method. Benefits to participants are recorded when paid.


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                                   (Continued)

                                                                             5.

                         CAMCO FINANCIAL & SUBSIDIARIES
                               SALARY SAVINGS PLAN
                          NOTES TO FINANCIAL STATEMENTS
                           December 31, 2001 and 2000

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NOTE 2 - SUMMARY OF ACCOUNTING POLICIES (Continued)

Valuation of Investments: Quoted market prices are used to value the Plan's investments in mutual funds and common stock. Participant loans are carried at their outstanding principal balance, which approximates fair value. The Plan's investment in the common/collective investment fund is valued based upon the Plan's proportional share of the common/collective fund's underlying asset which is another common/collective fund. The underlying common/collective fund is valued based upon the fair market value of the fund's underlying assets.

Estimates: The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts and disclosures and actual results could differ from those estimates. It is at least reasonably possible that a significant change may occur in the near term for the estimates of investment valuation


NOTE 3 - PLAN TERMINATION

Although it has not expressed any intent to do so, the Company has the right under the Plan to discontinue its contributions at any time and to terminate the Plan subject to the provisions of ERISA and its related regulations. In the event of a plan termination, participants will become 100% vested in their accounts.


NOTE 4 - INVESTMENTS

The following table presents investments that represent 5% or more of the Plan's net assets.

                                                                                     December 31,
                                                                               2001               2000
                                                                               ----               ----
Investments at fair value as determined by quoted market prices
     Mutual funds
         Dreyfus Founders Discovery Fund                                   $  557,857        $  651,430
         Gabelli Growth Fund                                                  765,497           958,892
         Janus Twenty Fund                                                    363,812           464,886
         Scudder Growth & Income Fund                                       1,003,790         1,030,931
         Scudder International Fund                                           336,861           489,078
     Common/collective funds
         MCM Stable Value Portfolio                                           547,934           437,792
     Common stock
         Camco Financial & Subsidiaries                                     3,454,084         2,422,533
         Camco Financial & Subsidiaries *                                     352,640           240,359

* Nonparticipant directed investment

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                                   (Continued)

                                                                             6.

                         CAMCO FINANCIAL & SUBSIDIARIES
                               SALARY SAVINGS PLAN
                          NOTES TO FINANCIAL STATEMENTS
                           December 31, 2001 and 2000

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NOTE 4 - INVESTMENTS (Continued)

During 2001, the Plan's investments earned interest and dividend income of $256,130.

Also during 2001, the Plan's investments (including investments bought and sold, as well as held during the year) appreciated in value by $149,844 for the year ended December 31, 2001 as follows:

         Mutual funds                                             $(758,491)
         Common/collective fund                                      27,964
         Common stock                                               880,371
                                                                   --------

                                                                  $ 149,844
                                                                   ========

NOTE 5 - NONPARTICIPANT - DIRECTED INVESTMENTS

Information about the net assets and the significant components of the changes in net assets relating to the nonparticipant-directed investments is as follows.

                                                             December 31,
                                                       2001               2000
                                                       ----               ----

     Net assets:
         Common stock                               $352,640          $240,359
                                                     =======           =======


                                                                 Year  ended
                                                                 December 31
     Changes in net assets
         Contributions                                                33,119
         Dividends                                                    12,525
         Net appreciation                                             80,731
         Benefits paid to participants                               (14,038)
         Administrative expenses                                         (56)
                                                                     -------
                                                                    $112,281
                                                                     =======










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                                   (Continued)

                                                                             7.

                         CAMCO FINANCIAL & SUBSIDIARIES
                               SALARY SAVINGS PLAN
                          NOTES TO FINANCIAL STATEMENTS
                           December 31, 2001 and 2000

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NOTE 6 - RELATED PARTY TRANSACTIONS

Parties-in-interest are defined under DOL regulations as any fiduciary of the Plan, any party rendering service to the Plan, the employer, and certain others. The Company pays certain administrative fees on behalf of the Plan.

The Plan held the following party-in-interest investments (at fair value) at December 31, 2001 and 2000:



                                                                           2001               2000
                                                                           ----               ----
             Camco Financial & Subsidiaries common stock               $3,806,724         $2,662,892


NOTE 7 - TAX STATUS

The Internal Revenue Service has determined and informed the Plan by a letter dated August 9, 1995 that the Plan and related trust are designed in accordance with applicable sections of the Internal Revenue Code (IRC). The Plan has been restated in its entirety using a non-standardized prototype plan document sponsored by Travelers Insurance Company since receiving the favorable determination letter. However, the plan administrator believes that the Plan is designed and is currently being operated in compliance with the applicable requirements of the IRC.

There were some deficiencies noted in the Plan's operations during 2001. The plan sponsor is currently in the process of correcting these items.

NOTE 8 - TERMINATED PARTICIPANTS

At December 31, 2001, there was $7,326 of plan assets allocated to individuals who had withdrawn from the plan, but who had not been paid as of December 31, 2001.















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                                   (Continued)

                                                                             8.

                            SUPPLEMENTAL INFORMATION

                    SCHEDULE H, LINE 4i - SCHEDULE OF ASSETS
                              (HELD AT END OF YEAR)
                                December 31, 2001

------------------------------------------------------------------------------


Name of plan sponsor:  Camco Financial & Subsidiaries
                       ------------------------------------------------
Employer identification number:  51-0110823
                                 --------------------------------------
Three-digit plan number:  002
                          ---------------------------------------------


                                                                (c)
                                                          Description of
                                                       Investment Including
                            (b)                       Maturity Date, Rate of                                (e)
               Identity of Issuer, Borrower,         Interest, Collateral, Par                  (d)       Current
(a)              Lessor, or Similar Party                or Maturity Value                     Cost        Value
---              ------------------------                -----------------                     ----        -----
*        Camco Financial & Subsidiaries                   Common stock,
                                                          299,699 shares                         @      $3,806,724
         Dreyfus Founders Balanced Fund                   Mutual Fund                            @         304,598
         Dreyfus Founders Discovery Fund                  Mutual Fund                            @         557,857
         Gabilli Growth Fund                              Mutual Fund                            @         765,497
         Janus Twenty Fund                                Mutual Fund                            @         363,812
         JP Morgan Emerging Markets Equity Fund           Mutual Fund                            @              23
         Loomis Sayles Bond Fund                          Mutual Fund                            @          43,016
         MCM Stable Value Portfolio                       Common/Collective
                                                            Fund                                 @         547,934
         Neuberger Berman Genesis Trust                   Mutual Fund                            @         387,757
         Pilgrim GNMA Income Fund                         Mutual Fund                            @          70,497
         Scudder Growth & Income Fund                     Mutual Fund                            @       1,003,790
         Scudder International Fund                       Mutual Fund                            @         366,861
         Stein Roe Intermediate Bond Fund                 Mutual Fund                            @          91,162
         Warburg Pincus Global Fixed-Income Fund          Mutual Fund                            @          98,834
         Dreyfus Premier Core Value Fund                  Mutual Fund                            @          29,687
         JP Morgan Fleming Emerging Markets               Mutual Fund                            @          64,160
*        Participant notes                                Bearing interest at 6.75% to 11.5%     -          99,380
                                                                                                         ---------

                                                                                                        $8,601,589
                                                                                                         =========


*  Denotes party-in-interest
@ Participant-directed investment. Cost basis disclosure is not required.


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                                                                             9.